Exhibit 4.1

SUBSCRIPTION AGREEMENT

Common Stock of Endexx Corporation

This Subscription Agreement relates to my/our agreement to purchase ____________ shares of common stock, par value $0.0001 per share (the “Shares”), to be issued by Endexx Corporation, a Nevada corporation (the “Company”), for a purchase price of $[●] per Share, for a total purchase price of $____________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated __________, 2021 (the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with to the execution and delivery hereof, I am delivering the funds for the Subscription Price pursuant to the instructions set forth in the Circular or otherwise provided to me. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the Subscription Price as set forth herein. Subscription funds submitted by investors will be deposited in the Company’s account at a bank or other financial institution, as described in the Circular.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐ Individual (Natural Persons) ☐ Joint Owners (Natural Persons) ☐ Entity

2. Investor Information

(You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner/Entity:

Name:

Social Security/Tax ID Number:

Street Address:

City:

State:

Postal Code:

Country:

Phone Number:

Email Address:

Name and Title of Authorized Signatory (Entities only):

Name of Contact Person (Entities only):

Joint-Owner/Minor: (If applicable) Name: Social Security/Tax ID Number: Street Address: City: State: Postal Code: Country: Phone Number: Email Address:

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3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

☐	The aggregate purchase price for the Shares I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	The aggregate purchase price for the Shares I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater.

☐	I am an accredited investor.

All investors must additionally complete and sign the Investor Eligibility Questionnaire attached hereto as Schedule A.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, without interest. This Subscription Agreement shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these Shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.

5. I have received the Circular.

6. I accept the terms of the Articles of Incorporation of the Company.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

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9. Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

10. Delivery Instructions

If your broker-dealer has arranged to facilitate the funding of the Subscription and you are funding payment of the Subscription Price through either an ACH authorization, wire transfer or credit card payment, pursuant to the instructions set forth in the Circular or otherwise provided to you by the Company, please fill out the information below to have your Shares delivered to your broker, held at the transfer agent or delivered to your residence.

☐	Retain at the transfer agent.

☐	Deliver to the address of record above.

☐	Deliver to my brokerage account at the following instructions:

DWAC INSTRUCTIONS

Name of DTC Participant (your broker-dealer at which the account or accounts to be credited with the Shares are maintained): ______________________________

DTC Participant Number (if known): ______________________________

Name of Account at DTC Participant being credited with the Shares: ______________________________

Account Number at DTC Participant being credited with the Shares: ______________________________

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

EXECUTION BY NATURAL PERSONS

Subscriber:	Joint Subscriber (if applicable):

Name:	Name:

This subscription is accepted by:

Issuer:

Name:	Todd Davis
Entity:	Endexx Corporation
Title:	Chief Executive Officer

Effective Acceptance Date: _________________________

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

Subscriber:

Name:
Entity:
Title:

This subscription is accepted by:

Issuer:

Name:	Todd Davis
Entity:	Endexx Corporation
Title:	Chief Executive Officer

Effective Acceptance Date: _________________________

SCHEDULE A

INVESTOR ELIGIBILITY QUESTIONNAIRE

Please answer all questions. If the answer is “none” or “not applicable,” please so state.

1. Name: ______________________________

Individual: ☐ Entity: ☐

2. Is Subscriber an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933?

Yes ☐ No ☐

If Yes, please initial the category that applies:

________	(a)	Subscriber is a natural person whose individual net worth, or joint net worth with the Subscriber’s spouse, exceeds $1,000,000.
Explanation. In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the Shares offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

________	(b)	Subscriber is a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with the Subscriber’s spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.

________	(c)	Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities.

________	(d)	Subscriber is an entity, all of the equity owners of which fall within one of the definitions for an “accredited investor” as specified above.

If No, and if Subscriber is an individual, confirm that the aggregate purchase price to be paid by Subscriber does not exceed ten percent (10%) of the greater of Subscriber’s annual income or net worth (with annual income and net worth determined as provided in Rule 501 promulgated under the Securities Act of 1933) by checking the following box: ☐

If No, and if Subscriber is an entity, confirm that the aggregate purchase price to be paid by Subscriber does not exceed ten percent (10%) of the greater of Subscriber’s revenue or net assets for Subscriber’s most recently completed fiscal year end by checking the following box: ☐

3. If Subscriber is an Individual and not accredited:

Please initial on the line applicable to you under “Individual” and to you and your spouse under “Joint”:

(a) Gross Income During Last Two Years (in United States Dollars)

Individual		Joint (with Spouse)		Gross Income
2019	2020	2019	2020	(in United States Dollars)

___________	___________	___________	___________	Less than $200,000

___________	___________	___________	___________	$200,000 - 299,000

___________	___________	___________	___________	$300,000 - 1,000,000

___________	___________	___________	___________	More than $1,000,000

(b) Anticipated Gross Income During 2021 (in United States Dollars)

Individual	Joint (with Spouse)	Gross Income (in United States Dollars)

___________	___________	Less than $200,000

___________	___________	$200,000 - 299,000

___________	___________	$300,000 - 1,000,000

___________	___________	More than $1,000,000

(c) Current “Net Worth” Exclusive of Primary Residence1 (in United States Dollars)

___________	Less than $100,000,000

___________	$1,000,000 – 5,000,000

___________	More than $5,000,000

1 “Net Worth” means the excess of total assets at fair market value, including cash, stock, securities, personal property and real estate (other than your primary residence), over total liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability must also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the Shares offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

4. If Subscriber is an Entity:

State of Organization: _________________

EIN: _______________

Date of Formation: ___________________

Provide the total assets, net assets and revenue of the entity as of the most recently completed fiscal year end (in United States Dollars):*

Total Assets: $ _______________	Date: __________
Net Assets: $ ________________	Date: __________
Revenue: $ _________________	Date: __________

* In the event the entity has less than $5,000,000 in assets, each shareholder, partner, member, or beneficiary (in the case of a trust), as applicable, must complete this questionnaire and must be an accredited investor for the entity to qualify as an accredited investor. If the entity is a trust that has less than $5,000,000 in assets, then the trustee of such entity shall be provided with and shall complete a separate trust questionnaire.

[SIGNATURE TO INVESTOR ELIGIBILITY QUESTIONNAIRE APPEARS ON FOLLOWING PAGE]

INVESTOR ELIGIBILITY QUESTIONNAIRE SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Investor Eligibility Questionnaire as of the date set forth below and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

Name of Subscriber [please print]	Name of Joint Subscriber (if applicable) [please print]

Signature of Subscriber	Signature of Joint Subscriber (if applicable)
(Entities please provide signature of Subscriber’s
duly authorized signatory.)

Name of Signatory (Entities only)

Title of Signatory (Entities only)